UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2012 (August 29, 2012)

First Community Corporation

(Exact Name of Registrant As Specified in Its Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-28344	57-1010751
(Commission File Number)	(I.R.S. Employer Identification No.)

5455 Sunset Blvd, Lexington, South Carolina 29072

(Address of Principal Executive Offices) (Zip Code)

(803) 951-2265

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.   Other Events.

On August 29, 2012, First Community Corporation (the “Company”) repurchased 3,780 shares of the Fixed Rate Cumulative Perpetual Preferred Stock, Series T (the “Preferred Stock”) from the United States Department of the Treasury (“Treasury”) in a public offering at a price of $982.83 per share, for an aggregate purchase price of $3,636,471, plus any accrued and unpaid dividends on such Preferred Stock from and including August 15, 2012 to the date of closing.  The Company previously sold 11,350 shares of Preferred Stock to Treasury as part of the Capital Purchase Program under the Troubled Asset Relief Program.  The offering closed on August 29, 2012.  The remaining 7,570 shares of Preferred Stock of the Company was sold by Treasury to third parties unrelated to the Company.  The Company intends to retire the 3,780 shares of the Preferred Stock it purchased.

On August 30, 2012, the Company issued a press release announcing its successful participation in the offering.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

ITEM 9.01.   Financial Statements and Exhibits

(d)       Exhibits

The following exhibits are being filed as part of this Current Report on Form 8-K:

99.1      Press Release issued by the Company dated August 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION

	By:	/s/ Michael C. Crapps
Name: Michael C. Crapps
Title: Chief Executive Officer

Dated: August 31, 2012